PROSPECTUS SUPPLEMENT                                         File No. 333-68747
----------------------
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number:              1950

                            Merrill Lynch & Co., Inc.

                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                                Fixed Rate Notes


Principal Amount:             $100,000,000

CUSIP Number:                 59018S6A7


Interest Rate:                6.84000%

Original Issue Date:          April 18, 2000


Stated Maturity Date:         April 18, 2001


Interest Payment Dates:       At Maturity 0

Repayment at the Option
of the Holder:                The Notes  cannot be  repaid  prior to the  Stated
                              Maturity Date.

Redemption at the Option
of the Company:               The Notes  cannot be redeemed  prior to the Stated
                              Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                      The Chase Manhattan Bank